FORM 8-K
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 20, 2004

Commission File Number 1-13123

METALS USA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	76-0533626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Riverway, Suite 1100 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 965-0990

ITEM  5. OTHER EVENTS

Text of Press Release Dated February 19 ,2004 –

METALS USA ANNOUNCES ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 19, 2004 – HOUSTON – Metals USA, Inc., (AMEX: MLT) today announced the Company’s 2004 Annual Meeting of Stockholders is scheduled for May 17, 2004, 9:00 a.m. (EST) at The Millenium Hilton, 55 Church St., New York, NY.

Any stockholder who wishes to submit a proposal for consideration at the Company’s 2004 Annual Meeting of Stockholders must submit the proposal to the Company, One Riverway, Suite 1100, Houston, Texas 77056, Attn:  John A. Hageman, Corporate Secretary.  A stockholder’s proposal must be received not later than March 26, 2004 for inclusion, if appropriate, in the Company’s proxy statement relating to its 2004 Annual Meeting of Stockholders.

Metals USA, Inc. is a leading metals processor and distributor headquartered in Houston, Texas and with locations throughout North America.  The Company provides a wide range of products and services in the Carbon Plates and Shapes, Flat-Rolled Products, and Building Products markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.

Date: February 20, 2004	By:	/s/ Terry L. Freeman
Terry L. Freeman
Senior Vice President and Chief Financial Officer